                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. ______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only (as Permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12


                                 PMR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------
     (2)  Form, schedule or registration statement no.:

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

                                 PMR CORPORATION
                        501 WASHINGTON STREET, 5TH FLOOR
                           SAN DIEGO, CALIFORNIA 92103


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 21, 1999


TO THE STOCKHOLDERS OF PMR CORPORATION:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of PMR Corporation, a Delaware corporation ("PMR"), will be held on Thursday, October 21, 1999 at 10:00 o'clock a.m., local time, at PMR's offices at 501 Washington Street, 5th Floor, San Diego, California, for the following purposes:

         1. To elect three directors to hold office until the 2002 Annual Meeting of Stockholders.

         2. To ratify the selection of Ernst & Young LLP as independent auditors of PMR for its fiscal year ending April 30, 2000.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on August 26, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting or any adjournment or postponement thereof.



                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        _______________________________________
                                        Mark P. Clein
                                        Chief Executive Officer

San Diego, California
August 27, 1999

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 PMR CORPORATION
                        501 WASHINGTON STREET, 5TH FLOOR
                           SAN DIEGO, CALIFORNIA 92103


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS


                                OCTOBER 21, 1999


                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of PMR Corporation, a Delaware corporation ("PMR" or the "Company"), for use at the Annual Meeting of Stockholders to be held on October 21, 1999, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 501 Washington Street, 5th Floor, San Diego, California 92103. The Company intends to mail this proxy statement and accompanying proxy card on or about September 1, 1999, to all stockholders entitled to vote at the Annual Meeting.


SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.


VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on August 26, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 26, 1999 the Company had outstanding and entitled to vote 6,473,877 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.


REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office at 501 Washington Street, 5th Floor, San Diego, California, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is May 4, 2000. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2000 Annual Meeting of Stockholders notifies the Company of such matter prior to July 18, 2000, management of the Company will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         PMR's Restated Certificate of Incorporation (the "Restated Certificate") and PMR's Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The Board is presently composed of seven members. There are three directors in the class whose term of office expires in 1999. Each of the three nominees for election to this class is currently a director of PMR, two of which were previously elected by the stockholders and the third was elected by the Board on May 27, 1999, as a new directorship. If elected at the Annual Meeting, each of the nominees would serve until the 2002 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.


NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

ALLEN TEPPER

         Mr. Tepper, 51, was a co-founder of PMR in May 1988 and has served as Chairman of the Board of PMR since October 31, 1989. Mr. Tepper previously served as Chief Executive Officer of PMR from October 1989 to May 1999, and previously served as President from October 1989 to April 1997. Mr. Tepper was a co-founder of Consolidated Medical Corp. in 1979, which was engaged in out-patient clinic management for acute care hospitals in the Philadelphia area. The company was sold to the Berwind Corporation in 1984 and Mr. Tepper remained with the company until December 1986 as Senior Vice President. Mr. Tepper holds a Masters of Business Administration degree from Northwestern University and a Bachelors degree from Temple University.






                                       2.

CHARLES C. MCGETTIGAN

         Mr. McGettigan, 53, has been a director of PMR since 1992. Mr. McGettigan was a co-founder in November 1988 and remains a Managing Director of McGettigan, Wick & Co., Inc., an investment banking firm. He is a general partner of Proactive Investment Managers, L.P., a limited partnership which, through its holdings, is a principal stockholder of PMR. See "Security Ownership of Certain Beneficial Owners and Management." Mr. McGettigan has previously served as an investment banker with Blyth Eastman Dillon & Co. (1970-1980); Dillon, Read & Co., Inc. (1980-1982); Woodman, Kirkpatrick & Gilbreath (1983-1984); and Hambrecht & Quist (1984-1988). Mr. McGettigan serves on the Boards of Directors of Cuisine Solutions, Inc., Modtech, Inc., Onsite Energy, Sonex Research, Tanknology -- NDE, and Wray-Tech Instruments.


MARK P. CLEIN

         Mark P. Clein, 40, has been a director of PMR since May 27, 1999. Mr. Clein has served as Chief Executive Officer of PMR since May 14, 1999, and previously served as Executive Vice President and Chief Financial Officer of PMR from May 1996 to May 1999. Prior to joining PMR, Mr. Clein was a Managing Director of Health Care Investment Banking for Jefferies & Co., an investment banking firm, from August 1995 to May 1996, a Managing Director of Rodman & Renshaw, Inc., an investment banking firm, from March 1995 to August 1995, a Managing Director of Mabon Securities Corp., an investment banking firm, from March 1993 to March 1995, a Vice President with Sprout Group, an affiliate of Donaldson, Lufkin and Jenrette, Inc., from May 1991 to March 1993, and a Vice President and partner with Merrill Lynch Venture Capital, Inc. from 1982 to February 1990 and from August 1990 to February 1991. Mr. Clein holds a Masters of Business Administration degree from Columbia University and a Bachelors degree from the University of North Carolina.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         IN FAVOR OF EACH NAMED NOMINEE



DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

DANIEL L. FRANK

         Mr. Frank, 42, has served as a director of PMR since 1992 and has been Executive Vice President of PMR since April 1, 1998. Previously, Mr. Frank was with Coram Healthcare from 1996 until the sale of its Lithotripsy Business in 1997, where he served as President, Lithotripsy Division, and had overall responsibility for business development, sales and marketing of the company. From 1993 to 1996 Mr. Frank was Chief Executive Officer of Western Medical Center-Anaheim and Santa Ana, a provider of acute and long-term health care. From 1991 to 1993 he was the President of Summit Ambulatory Network and was responsible for developing integrated delivery systems including physicians, hospitals and free-standing health care related services.

EUGENE D. HILL, III

         Mr. Hill, 47, has served as a director of PMR since 1995. Mr. Hill is a Partner with Schroder Ventures Life Sciences, a venture capital firm, since April, 1999. Previously, Mr. Hill was with Accel Partners, a venture capital firm, since 1994 and a General Partner of the firm since 1995, where he focused on healthcare service investments. Prior to that time, he was President of Behavioral Health at United HealthCare Corporation from 1992 to 1994. From 1988 to 1992, he served as President and CEO of U.S. Behavioral Health, a managed behavioral healthcare company he built from a start-up to a national enterprise. Previously Mr. Hill was the President and Chairman of Sierra Health and Life Insurance Company. Prior to Sierra, he served as the Administrator of the Southern Nevada Memorial Hospital and the Boston City Hospital. He has been a managed healthcare consultant and venture capital advisor, and serves on the Boards of Directors of Paidos Health Management, ForHealth, US Pathology Labs, Cogent Healthcare, Navix Radiology Systems, Abaton.com and Delos Womenshealth. He is a graduate of







                                       3.

Middlebury College, received his M.B.A. in health care administration from Boston University and has completed Harvard University's Executive Program in Health Systems Management.


DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

SUSAN D. ERSKINE

         Ms. Erskine, 46, was a co-founder of PMR in May 1988 and has been Executive Vice President, Secretary and a director of PMR since October 31, 1989. Ms. Erskine previously served in several operational and marketing management positions with acute care hospitals and health care management organizations. She holds a Master's degree in Health Science and completed post graduate work at Stanford University in Education and Psychology. She has extensive experience in program development, marketing and management of psychiatric programs, both inpatient and outpatient.


RICHARD A. NIGLIO

         Mr. Niglio, 56, has been a director of PMR since 1992. In August 1998, Mr. Niglio was appointed as Chairman and Chief Executive Officer of Equities Enterprises, Inc. From 1987 until May 1998, Mr. Niglio was Chief Executive Officer and Director of Children's Discovery Centers of America, Inc. From 1982 until March 1987, he was President, Chief Executive Officer and a director of Victoria Station Incorporated, a restaurant chain based in Larkspur, California. Prior to that time, he held various executive positions with several major publicly held companies such as Kentucky Fried Chicken and International Multi-Foods. Mr. Niglio currently also serves on the Board of Directors of National Fulfillment, Inc., a private company serving the literature fulfillment industry and SxSportsMed.com, a private internet company in the sports medicine industry.


BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended April 30, 1999 the Board of Directors held seven (7) meetings. The Board has an Audit Committee, Compensation Committee and Compliance Committee.

         The Audit Committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. Its duties include (1) selecting the independent auditors for PMR, (2) reviewing the scope of the audit to be conducted by them, (3) meeting with the independent auditors concerning the results of their audit, and
(4) overseeing the scope and accuracy of PMR's system of internal accounting controls. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for PMR. The members of the Audit Committee during fiscal 1999 were Messrs. Eugene D. Hill, III, and Charles C. McGettigan (Chairman). In August 1998, Daniel L. Frank resigned from the Audit Committee and Eugene D. Hill, III joined the Audit Committee. The Audit Committee conducted two (2) meetings during fiscal 1999.

         The Compensation Committee is responsible for continually reviewing PMR's compensation and benefit programs and making recommendations regarding these programs to the Board from time to time. The Committee consists of Messrs. Richard A. Niglio (Chairman) and Eugene D. Hill, III. The Compensation Committee conducted two (2) meetings during fiscal 1999.

         The Compliance Committee, established in August, 1997, has primary responsibility for corporate compliance oversight of PMR. The Committee consists of Messrs. Eugene D. Hill, III (Chairman), Charles C. McGettigan, Richard A. Niglio, Fred D. Furman, President, and Ms. Vivianne Bonora, Assistant General Counsel and Corporate Compliance Officer. In May, 1998, Daniel L. Frank resigned from the Compliance Committee and Charles C. McGettigan joined the Compliance Committee. The Compliance Committee conducted three (3) meetings during fiscal 1999.







                                       4.

         During the fiscal year ended April 30, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.


                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP as PMR's independent auditors for the fiscal year ending April 30, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Ernst & Young LLP as PMR's independent auditors is not required by PMR's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the PMR stockholders for ratification as a matter of good corporate practice. If PMR's stockholders fail to ratify the selection, the Board's Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of PMR and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 2






















                                       5.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of PMR's Common Stock as of August 14, 1999, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of PMR as a group; and (iv) all those known by PMR to be beneficial owners of more than five percent of PMR's Common Stock. Except as otherwise indicated, the address of each holder identified below is in care of PMR, 501 Washington Street, 5th Floor, San Diego, California 92103.

                                                                                   BENEFICIAL OWNERSHIP(1)
                                                                               ------------------------------
                                                                               NUMBER OF           PERCENT OF
BENEFICIAL OWNER                                                               SHARES(1)             TOTAL
---------------------------------------------------------------------------    ---------           ----------
Persons and entities affiliated with Proactive Investment Managers, L.P.(2)    1,497,993             22.7
   50 Osgood Place, Penthouse
   San Francisco, CA 94133
Jon D. Gruber(2) ..........................................................    1,337,743             20.5
   50 Osgood Place, Penthouse
   San Francisco, CA 94133
J. Patterson McBaine(2) ...................................................    1,325,743             20.3
   50 Osgood Place, Penthouse
   San Francisco, CA 94133
Charles C. McGettigan(2) ..................................................      675,871             10.2
   50 Osgood Place, Penthouse
   San Francisco, CA 94133
Myron A. Wick III(2) ......................................................      604,696              9.3
   50 Osgood Place, Penthouse
   San Francisco, CA 94133
Allen Tepper(3) ...........................................................    1,003,319             15.0
Mark P. Clein(4) ..........................................................      233,513              3.5
Susan D. Erskine(5) .......................................................       40,116               *
Fred D. Furman(6) .........................................................      120,764              1.8
Richard A. Niglio(7) ......................................................       74,000              1.1
Daniel L. Frank(8) ........................................................      120,000              1.8
Eugene D. Hill, III(9) ....................................................       37,000               *
All executive officers and directors as a group(10) .......................    2,349,993             30.9

------------------------

 *   Less than one percent.

(1) Applicable percentages of ownership are based on 6,473,877 shares of PMR Common Stock outstanding on August 14, 1999, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC"). This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, PMR believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the percentage ownership of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2) Charles C. McGettigan, a director of PMR since 1992, Myron A. Wick III, J. Patterson McBaine and Jon D. Gruber are general partners of Proactive Investment Managers, L.P. Proactive Investment Managers, L.P. is the General Partner of Proactive Partners, L.P. and Fremont Proactive Partners, L.P. Shares beneficially owned include (i) 26,500 shares held by Proactive Investment Managers, L.P. (which include 26,500 shares issuable pursuant to a warrant exercisable within 60 days of August 14, 1999, (ii) 506,830 shares held by Proactive Partners, L.P. (which include 26,500 shares issuable pursuant to a warrant exercisable within 60 days of August 14, 1999, (iii) 42,041 shares held by Fremont Proactive Partners, L.P.,







                                       6.

     (iv) with respect to Mr. McGettigan, 86,500 shares held by Mr. McGettigan which include 61,500 shares issuable pursuant to options exercisable within 60 days of January 15, 1999 but do not include 12,500 shares vested under stock options that are not exercisable until December 1999 (except in certain circumstances) due to the terms of a stock option repricing in December 1998. See Certain Relationships and Related Transactions - Repricing of Certain Incentive Stock Options, (v) with respect to Messrs. Gruber and McBaine, 652,947 shares held by entities controlled by Messrs. Gruber and McBaine (which include (A) 423,247 shares held by Lagunitas Partners L.P., a limited partnership of which an entity controlled by Messrs. Gruber and McBaine is the controlling general partner, (B) 229,700 shares held by entities controlled by Messrs. Gruber and McBaine and in various accounts managed by an investment advisor controlled by Messrs. Gruber and McBaine), (vi) with respect to Mr. McBaine, 70,925 shares held by Mr. McBaine (which include 5,500 shares over which Mr. McBaine has shared ownership with his wife, 4,000 shares over which Mr. McBaine and his wife share voting and investment power as trustees for a foundation, 2,000 shares held by Mr. McBaine's minor child who lives with Mr. McBaine and 4,000 shares held by Mr. McBaine's child, over which shares Mr. McBaine has voting and investment power), (vii) with respect to Mr. Gruber, 82,925 shares held by Mr. Gruber (which include 64,625 shares over which Mr. Gruber shares ownership with his wife, 6,200 shares over which Mr. Gruber has sole voting and investment power as a trustee for a foundation, 4,000 shares over which Mr. Gruber has sole voting and investment power as a trustee of accounts for the benefit of his children and 500 shares held by his wife) and (viii) with respect to Mr. Wick, 2,825 shares held by Mr. Wick. Proactive Investment Managers, L.P. and Messrs. McGettigan, Wick, McBaine and Gruber, as general partners of Proactive Investment Managers, L.P., share voting and investment power of the shares and may be deemed to be beneficial owners of the shares held by Proactive Partners, L.P. and Fremont Proactive Partners, L.P. Messrs. McGettigan, Wick, McBaine and Gruber disclaim beneficial ownership of any shares held by Proactive Investment Managers, L.P., Proactive Partners, L.P., Fremont Proactive Partners, L.P. or other entities they control or for which they exercise voting and investment power as described above, except to the extent of their respective interests in such shares arising from their pecuniary interest in such partnerships.

(3) Includes 9,076 shares held by Mr. Tepper, 875,033 shares held by Mr. Tepper, as Trustee FBO Tepper Family Trust (the "Family Trust"), 15,000 shares held by Mr. Tepper and Ms. Tepper as Trustees FBO The Tepper 1996 Charitable Remainder Trust UA DTD 11/19/96 (the "Charitable Remainder Trust"), and 104,210 shares issuable pursuant to options exercisable within 60 days of August 14, 1999. (An additional 94,710 shares are vested under stock options that are not exercisable until December 1999 (except in certain circumstances) due to the terms of a stock option repricing in December 1998. See Certain Related Transactions - Repricing of Stock Options.)

(4) Includes 200,513 shares issuable pursuant to options exercisable within 60 days of August 14, 1999. (An additional 10,573 shares are vested under stock options that are not exercisable until December 1999 (except in certain circumstances) due to the terms of a stock option repricing in December 1998. See Certain Related Transactions - Repricing of Stock Options.)

(5) Includes 33,116 shares issuable pursuant to options exercisable within 60 days of August 14, 1999 and 7,000 shares held by Ms. Erskine's spouse, William N. Erskine, who has sole voting and dispositive power over such shares and as to which Ms. Erskine disclaims beneficial ownership. (An additional 54,450 shares are vested under stock options that are not exercisable until December 1999 (except in certain circumstances) due to the terms of a stock option repricing in December 1998. See Certain Related Transactions - Repricing of Stock Options.)

(6) Includes 100,764 shares issuable pursuant to an outstanding warrant and options exercisable within 60 days of August 14, 1999. (An additional 30,781 shares are vested under stock options that are not exercisable until December 1999 (except in certain circumstances) due to the terms of a stock option repricing in December 1998. See Certain Related Transactions - Repricing of Stock Options.)

(7) Includes 61,500 shares issuable pursuant to options exercisable within 60 days of August 14, 1999. (An additional 12,500 shares are vested under stock options that are not exercisable until December 1999 (except in certain circumstances) due to the terms of a stock option repricing in December 1998. See Certain Related Transactions - Repricing of Stock Options.)

(8) Includes 107,500 shares issuable pursuant to options exercisable within 60 days of August 14, 1999. (An additional 8,000 shares are vested under stock options that are not exercisable until December 1999 (except







                                       7.

      in certain circumstances) due to the terms of a stock option repricing in December 1998. See Certain Related Transactions - Repricing of Stock Options.)

 (9) Includes 27,000 shares issuable pursuant to options exercisable within 60 days of August 14, 1999. (An additional 12,500 shares are vested under stock options that are not exercisable until December 1999 (except in certain circumstances) due to the terms of a stock option repricing in December 1998. See Certain Related Transactions - Repricing of Stock Options.)

(10) Includes 778,873 shares of PMR Common Stock issuable pursuant to exercise of outstanding options exercisable within 60 days of August 14, 1999 as described in the notes above, as applicable. (An additional 206,244 shares are vested under stock options that are not exercisable until December 1999 (except in certain circumstances) due to the terms of a stock option repricing in December 1998. See Certain Related Transactions - Repricing of Stock Options.)


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires PMR's directors and executive officers, and persons who own more than ten percent of a registered class of PMR equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of PMR Common Stock and other equity securities of PMR. PMR officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish PMR with copies of all
Section 16(a) forms they file.

         To PMR's knowledge, based solely on a review of the copies of such reports furnished to PMR and written representations that no other reports were required, during the fiscal year ended April 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except nine (9) reports, covering an aggregate of fourteen (14) transactions all of which were related to the Company's repricing of management stock options in December 1998. Such late reports were filed by Allen Tepper, Mark Clein, Fred Furman, Susan Erskine, Daniel Frank, Charles McGettigan, Richard Niglio, Eugene Hill and Charles Galetto. The filings were made on Form 5 immediately upon determination that a filing under Section 16(a) was required due to the repricing.


                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         The employee-directors of PMR receive no fees or other compensation in connection with their services as directors. PMR has adopted an informal policy to pay a fee of $500 to each non-employee director who attends a regularly scheduled or special meeting of the Board and to pay expenses for attendance at any such meeting. During the fiscal year ended April 30, 1999, Messrs. Hill, McGettigan, and Niglio each received such payments in the amount of $2,500 and PMR paid their expenses in connection with attendance at meetings.


OUTSIDE DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN OF 1992

         Each non-employee director of PMR receives stock option grants under the Outside Directors' Non-Qualified Stock Option Plan of 1992 (the "Outside Directors' Plan"). Only non-employee directors of PMR are eligible to receive options under the Outside Directors' Plan. Options granted under the Outside Directors' Plan are intended by PMR not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code").

         Option grants under the Outside Directors' Plan are non-discretionary. As of the date of the regular meeting of the Board of Directors closest to August 3rd of each year, each member of PMR's Board who is not an employee of PMR is automatically granted under the Outside Directors' Plan, without further action by PMR, the Board or the stockholders of PMR, an option to purchase 15,000 shares of Common Stock of PMR. On August 13, 1998, the Board granted options covering 15,000







                                       8.

shares of Common Stock of PMR to each of Charles McGettigan, Richard Niglio and Eugene Hill, at the exercise price per share of $9.50 (the closing sales price reported on the Nasdaq National Market on that date). In addition, on August 25, 1999, the Board granted options covering 15,000 shares of Common Stock of PMR to each of Charles McGettigan, Richard Niglio and Eugene Hill, at the exercise price per share of $3.1875 (the closing sales price reported in the Nasdaq National Market on that date). The Board may also grant options at any other time under the Outside Directors' Plan. The exercise price of options granted under the Outside Directors' Plan must be at least 100% of the fair market value of the PMR Common Stock subject to the option on the date of the option grant. Options granted under the Outside Directors' Plan are immediately exercisable as to 30% of the option shares and the remaining 70% of the option shares become exercisable in equal installments on each of the first, second and third anniversary of the option grant date in accordance with the terms of the Outside Directors' Plan. In the event of certain mergers of PMR with or into another corporation or certain other consolidation, acquisition of assets or other change-in-control transactions involving PMR, the exercisability of each option will accelerate.

         On December 14, 1998, the Board of Directors, approved a repricing of certain stock options held by the officers and directors of PMR, including stock options previously granted under the Outside Directors' Plan. Of those stock options, options for 7,500 shares were repriced with an exercise price of $8.00 per share and options for another 7,500 shares were repriced with an exercise price of $10.00 per share. The fair market value of PMR Common Stock at the time of the repricing was $7.50 per share. As of August 14, 1999, 24,000 shares of PMR Common Stock have been purchased pursuant to options exercised under the Outside Directors' Plan. See "Option Repricing Information".


1997 EQUITY INCENTIVE PLAN

         On February 1, 1990, the Board of Directors adopted and on August 16, 1990, stockholders approved, the Incentive Plan. As a result of a series of amendments to the plan, there are currently 3,000,000 shares of PMR Common Stock authorized for issuance under the Incentive Plan. In April 1997, the Board amended the Incentive Plan to provide for, among other things, grants of nonstatutory stock options and acceleration of vesting upon certain terminations of employment in connection with a change in control of PMR, and the Board renamed the plan as the PMR Corporation 1997 Equity Incentive Plan. Executive officers and employee-directors may be granted options to purchase shares of Common Stock under the Incentive Plan.

         Option grants under the Incentive Plan are discretionary by the Board of Directors. The exercise price of options granted under the Incentive Plan must be at least 100% of the fair market value of the common stock subject to the option on the grant date for incentive stock options and at least 85% of the fair market value of the Common Stock subject to the option on the grant date for nonstatutory stock options and restricted stock purchases. Options granted under the Incentive plan will be exercisable as determined by the Board. However, options granted to an employee who is a director of the Company will become immediately exercisable upon certain change in control transactions, and options granted to an employee who is not a director will become immediately exercisable following such change in control transactions if within one year of the change in control of the Company (i) the optionee's employment is terminated other than for cause or (ii) the optionee's employment is constructively terminated.

         During the last fiscal year, the Company granted stock options to Named Executive Officers and employee-directors of the Company. See "Stock Option Grants and Exercises" and "Certain Relationships and Related Transactions" for a description of the terms of such stock options.


                         COMPENSATION PURSUANT TO PLANS

         The Company maintains a tax-deferred retirement plan under Section 401(k) of the Internal Revenue Code for the benefit of all employees meeting minimum eligibility requirements (the "401(k) Plan"). Under the 401(k) Plan, each employee may defer up to fifteen percent (15%) of pre-tax earnings, subject to certain limitations. The Company will match fifty percent (50%) of an employee's deferral to a maximum of three percent (3%) of an employee's gross salary. PMR's matching contribution vests over a five (5) year period. The Company maintains a similar retirement plan for employees of Stadt Solutions LLC (a new company formed in July 1998 in which PMR owns a 50.1% interest). Subject to minimum eligibility requirements, each employee may defer up to fifteen percent (15%) of pre-tax earnings, subject to certain limitations. The Company will match one hundred percent (100%) of







                                       9.

an employee's deferral to a maximum of three percent (3%) of the employee's gross salary, and fifty percent (50%) of an employee's deferral on the next two percent (2%) of the employee's gross salary. The Company's matching contributions vest immediately. For the years ended April 30, 1999, 1998 and 1997, the Company contributed $272,000, $265,000 and $186,000, respectively, to match employee deferrals. Of these amounts, $10,068, $20,482 and $19,558, respectively, were contributed to match deferrals of the Named Executive Officers of PMR.


COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended April 30, 1999, 1998, and 1997, compensation awarded or paid to, or earned by, the PMR's Chief Executive Officer and its other four most highly compensated executive officers at April 30, 1999 (the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE



                                               ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                           --------------------------         ----------------------------
                                                                              SECURITIES        ALL OTHER
                                                                              UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)(1)      BONUS($)         OPTIONS(#)          ($)(2)
-------------------------------   ----     ------------      --------         ----------       -----------
Allen Tepper (3)                  1999        175,000               0                -            2,047

Chairman of the Board             1998        175,000               0                0            4,750
                                  1997        174,998         150,761           57,731            5,182

Mark P. Clein (3)                 1999        150,000               0          100,000            2,062
Chief Executive Officer           1998        150,000               0                0            6,423
                                  1997        153,740          84,000           27,720                0

Fred D. Furman                    1999        160,500               0          100,000            2,809
President                         1998        160,500               0                0            4,559
                                  1997        160,498          89,880           29,660            4,592

Susan D. Erskine                  1999        150,000               0          100,000            3,150
Executive Vice President -        1998        130,000               0                0            4,750
Development and Secretary         1997        129,998          68,250           22,523            5,638

Daniel L. Frank                   1999        150,000               0          250,000                -
Executive Vice President          1998        150,000               0                0                -

-----------------

(1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of PMR, and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus shown in the table.

(2)  Represents matching contributions by PMR under PMR's 401(k) Plan.

(3) Mr. Clein, formerly Executive Vice President and Chief Financial Officer, became Chief Executive Officer in May 1999 and Mr. Tepper remained as Chairman of the Board.








                                      10.

                        STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its 1997 Equity Incentive Plan. As of August 14, 1999, options to purchase 1,827,783 shares were outstanding under the Incentive Plan and 961,605 shares remained available for grant under the Incentive Plan.

         The following tables show for the fiscal year ended April 30, 1999, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers.


                      OPTION GRANTS IN THE LAST FISCAL YEAR


                                                INDIVIDUAL GRANTS
                                                -----------------
                                                                           Potential       Potential
                                                                           Realizable      Realizable
                                                                           Value of        Value of
                                % of Total                                 Assumed Annual  Assumed Annual
                                Options                                    Rates of Stock  Rates of Stock
                 Number of      Granted to                                 Price           Price
                 Securities     Employees                                  Appreciation    Appreciation
                 Underlying     in Fiscal     Exercise       Expiration    in Option Term  in Option Term
Name             Options(#)     Year          Price($/SH)    Date          5%($)           10%($)
----             ----------     ----------    -----------    ----------    --------------  --------------
Mr. Tepper              --           --             --              --             --               --

Mr. Clein          100,000         5.12          7.125         12/3/08        114,202          591,694

Mr. Furman         100,000         5.12          7.125         12/3/08        114,202          591,694

Ms. Erskine        100,000         5.12          7.125         12/3/08        114,202          591,694

Mr. Frank          250,000        12.80          6.625          9/7/08       1,041,607       2,639,637










                                      11.

                          OPTION REPRICING INFORMATION


         The following table shows certain information concerning the repricing of options received by PMR's executive officers during the last ten years.


                           TEN YEAR OPTION REPRICINGS

                                         Number of                                                         Length of
                                        Securities                                                         Original
                                        underlying      Market Price                                      Option Term
                                       options/ SARs    of Stock at    Exercise Price                    Remaining at
                                        Repriced or       Time of        at Time of                         Date of
                                          Amended       Repricing or    Repricing or     New Exercise    Repricing or
       Name               Date              (#)        Amendment($)     Amendment($)       Price($)        Amendment
       ----               ----         -------------   -------------   --------------    ------------    ------------
Allen Tepper             6/14/95           5,768           $3.875          $ 5.92           $ 4.26          .9 yrs.
                         6/14/95           9,076           $3.875          $ 8.80           $ 4.26         2.1 yrs.
                         6/14/95           9,962           $3.875          $ 7.15           $ 4.26         3.1 yrs.
                        12/14/98(1)        7,723           $7.50           $10.725       $8.00/$10.00      2.3 yrs.
                        12/14/98(1)       10,256           $7.50           $10.725       $8.00/$10.00      2.3 yrs.
                        12/14/98(1)       25,000           $7.50            $9.75        $8.00/$10.00      2.3 yrs.
                        12/14/98(1)       50,489           $7.50          $21.8625       $8.00/$10.00      3.3 yrs.
                        12/14/98(1)        1,242           $7.50          $21.8625       $8.00/$10.00      3.3 yrs.

Susan D. Erskine         6/14/95           4,912           $3.875          $ 5.38           $ 3.875        5.9 yrs.
                         6/14/95           7,111           $3.875          $ 8.00           $ 3.875        7.1 yrs.
                         6/14/95           8,346           $3.875          $ 6.50           $ 3.875        8.1 yrs.
                        12/14/98(1)       10,256           $7.50            $9.75        $8.00/$10.00      7.3 yrs.
                        12/14/98(1)       21,671           $7.50            $9.75        $8.00/$10.00      7.3 yrs.
                        12/14/98(1)        5,031           $7.50           $19.875       $8.00/$10.00      8.3 yrs.
                        12/14/98(1)       17,492           $7.50           $19.875       $8.00/$10.00      8.3 yrs.

Susan Yeagley            6/14/95           5,880           $3.875          $ 5.38           $ 3.875        7.1 yrs.
Sullivan (2)
                         6/14/95           6,731           $3.875          $ 8.00           $ 3.875        8.1 yrs.

Mark Clein (1)          12/14/98          25,155           $7.50           $19.875       $8.00/$10.00      8.3 yrs.
                        12/14/98           2,565           $7.50           $19.875       $8.00/$10.00      8.3 yrs.

Fred Furman (1)         12/14/98          31,534           $7.50            $9.75        $8.00/$10.00      7.3 yrs.
                        12/14/98          17,211           $7.50           $19.875       $8.00/$10.00      8.3 yrs.
                        12/14/98          12,449           $7.50           $19.875       $8.00/$10.00      8.3 yrs.

Dan Frank (1)           12/14/98          15,000           $7.50           $18.875       $8.00/$10.00      3.3 yrs.

----------------

(1) On December 14, 1998, the Board of Directors approved a repricing of certain stock options held by the officers and directors of PMR, including stock options previously granted under the 1997 Equity Incentive. One-half of such options were repriced with an exercise price of $8.00 per share and one-half of the options were repriced with an exercise price of $10.00 per share. See "Executive Compensation - Outside Directors' Non-Qualified Stock Option Plan of 1992" and "Certain Relationships and Related Transactions - Repricing of Certain Incentive Stock Options".

(2) Susan Yeagley Sullivan is no longer employed by PMR and was not employed by PMR during the last fiscal year.







                                      12.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,

                        AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                               SHARES          VALUE       UNEXERCISED OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                             ACQUIRED ON     REALIZED               YEAR-END (#)             AT FISCAL YEAR-END ($)(2)
           NAME             EXERCISE(#)       ($)(1)         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----------------------      ------------     --------     -------------------------------    -------------------------
Mr. Tepper............            0                  0               104,210/--                      $1,734/--
Ms. Erskine...........            0                  0               100,000/--                     $22,632/--
Mr. Furman............            0                  0            130,979/131,543                  $80,773/$495
Mr. Clein.............            0                  0            211,086/116,634                       0/0
Mr. Frank.............          8,000          $34,344            120,000/207,500                    20,781/0

--------------
(1) Based on the fair market value per share of PMR Common Stock (the closing sales price reported by the Nasdaq National Market) at the date of exercise, less the exercise price.

(2) Based on the fair market value per share of PMR Common Stock ($4.3125) at April 30, 1999, less the exercise price, multiplied by the number of shares underlying the option.


EMPLOYMENT AGREEMENTS

         On August 25, 1999, the Board approved and PMR entered into employment agreements with Mark Clein, Chief Executive Officer; Fred Furman, President and General Counsel; Susan Erskine, Executive Vice President and Secretary; and Daniel Frank, Executive Vice President, together, the ("Executive(s)"), to attract and retain their services, which is considered critical to the future success of PMR. The employment agreements commenced on the above date and continue for a period of one (1) year with automatic one (1) year annual renewals, subject to termination upon ninety (90) days written notice. Under the employment agreements, Messrs. Clein, Furman and Frank and Ms. Erskine receive an annual base salary of $200,000, $193,000, $180,000 and $180,000, respectively. If the Executive's employment is terminated (i) by PMR without cause, (ii) by the Executive for "good reason" (as defined in the agreements), or (iii) by PMR with a non-renewal notice prior to the date of automatic renewal, then the Executive is entitled to: (1) a lump-sum payment equal to one
(1) year of the Executive's base salary at the time of termination; (2) an amount equal to the average of the Executive's annual bonus payments over the prior five (5) year period, including any years in which no bonus payment was made to the Executive ("Bonus Payment"); and (3) continuation of the Executive's base salary depending on the length of the Executive's employment with PMR, as follows: (a) if employed for three (3) to five (5) years - (i) continuation of base salary for twelve months or until the Executive begins full-time employment with another company* and (ii) a Bonus Payment at the end of each twelve (12) month period; or, (b) if employed for greater than five (5) years - (i) continuation of base salary for twenty-four (24) months or until the Executive begins full-time employment with another company* and (ii) a Bonus Payment at the end of each twelve (12) month period. (* Messrs. Clein and Frank and Ms. Erskine are required to seek to mitigate the extent of any continued salary payments by actively seeking new employment in order to receive the payments).

         In addition, pursuant to the terms of PMR's Incentive Plan, options awarded to participants (including executive officers) will become fully exercisable upon a termination of employment (other than "for cause", as defined in the plan) or constructive termination, as defined in the plan, within one year following certain change in control transactions, and all shares subject to options granted to employee-directors under the Incentive Plan will immediately become exercisable upon such a change in control transaction. See "Executive Compensation -- 1997 Equity Incentive Plan."


               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                          ON EXECUTIVE COMPENSATION(1)


-------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of PMR under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.







                                      13.

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to PMR's executive compensation policies. The Committee consists of outside directors Richard A. Niglio and Eugene D. Hill, III.


EXECUTIVE OFFICER COMPENSATION PROGRAM

         PMR's executive compensation program is based on the following four objectives: (i) to link the interests of management with those of stockholders by encouraging stock ownership in PMR; (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry; (iii) to reward individual results by recognizing performance through salary, annual cash incentives and long-term stock based incentives; and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

         The components of PMR's compensation program for its executive officers include (i) base salary, (ii) performance-based cash bonuses, (iii) incentive compensation in the form of stock options, and (iv) participation in PMR's 401(k) Plan. An explanation of the 401(k) Plan appears at "Executive Compensation -- Compensation Pursuant to Plans."

         BASE SALARY. Base salary levels for the PMR's executive officers are determined, in part, through comparisons with companies in the out-patient service industry, other companies with which PMR competes for personnel, and general geographic market conditions. Additionally, the Committee evaluates individual experience and performance and the overall performance of PMR. The Committee reviews each executive's salary on an annual basis and may increase each executive's salary based on (i) the individual's increased contribution to PMR over the preceding year; (ii) the individual's increased responsibilities over the preceding year; and (iii) any increase in median competitive pay levels.

         ANNUAL CASH BONUSES. The Compensation Committee recommends the payment of bonuses from time-to-time to PMR's employees, including its executive officers to provide an incentive to these persons to be productive over the course of each fiscal year. These bonuses are awarded only if PMR achieves or exceeds certain corporate performance objectives relating to net income. Accrued monthly, depending on the earnings of PMR, is a cash bonus pool to be paid out after fiscal year end. The size of the cash bonus to each executive officer is based on the individual executive's performance during the preceding year.

         STOCK OPTIONS. PMR believes that a key component to the compensation of its executive officers should be through stock options. Stock options utilized by PMR for this purpose have been designed to provide an incentive to these employees by allowing them to directly participate in any increase in the long-term value of PMR. This incentive is intended to reward, motivate and retain the services of executive employees. PMR has historically rewarded its executive employees through the grant of Incentive Stock Options and Nonstatutory Stock Options.

         Incentive Stock Options are allocated to both executive and non-executive employees on an annual basis by either the Compensation Committee or the Board. PMR's 1997 Equity Incentive Plan (the "Incentive Plan") provides for the grant of up to an aggregate 3,000,000 Options, of which 2,086,582 had been granted as of April 30, 1999. Incentive Stock Options are granted with exercise prices equal to the prevailing market value of PMR's common stock on the date of grant, have 10-year terms and are subject to vesting periods established from time to time by the Committee. Incentive Stock Options granted to holders of 10% or more of PMR's stock are granted with exercise prices equal to 110% of the prevailing market value of PMR's common stock on the date of grant and have terms of 5 years.

         PMR has also granted Nonstatutory Stock Options on occasion, generally, in circumstances where the grant of the option may not satisfy certain of the technical criteria for an Incentive Stock Option. In April 1997, PMR's stock option plan was amended to permit the award of Nonstatutory Stock Options under the Incentive Plan. Through April 30, 1999, PMR had granted 430,462 Nonstatutory Stock Options to executive personnel outside of the Incentive Plan and 88,757 Nonstatutory Stock Options under the Incentive Plan. See "Executive Compensation -- 1997 Equity Incentive Plan."







                                      14.

         The Compensation Committee employs no particular set of mechanical criteria in awarding stock options. Rather, it evaluates a series of factors including: (i) the overall performance of PMR for the fiscal year in question;
(ii) the performance of the individual in question; (iii) the anticipated contribution by the individual to PMR on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in PMR's industry; and (vi) that level of combination of cash compensation and stock options that would be required from a competitive point of view to retain the services of a valued executive officer.


CEO COMPENSATION

         Mr. Tepper's base salary has been adjusted from time-to-time in accordance with the criteria for the determination of executive officer compensation as described above in the section captioned "Base Salary." In setting the compensation for Mr. Tepper for fiscal year 1999, PMR sought to retain a key executive officer while continuing to tie a significant percentage of his compensation to company performance. As of May 1999, Mark Clein has served as the Chief Executive Officer of PMR.




                                        By the Compensation Committee

                                        Richard A. Niglio
                                        Eugene D. Hill, III














                                      15.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, PMR's compensation committee consists of Richard A. Niglio and Eugene D. Hill, III. During the 1999 fiscal year, each of Allen Tepper, Susan Erskine and Fred Furman (and Mark Clein with the exception of Collaborative Care Corporation) were executive officers of PMR and each of PMR's subsidiaries (which included Psychiatric Management Resources, Inc., Collaborative Care, Inc., Collaborative Care Corporation and Twin Town Corporation). Subsequent to his appointment as Chief Executive Officer of PMR in May 1999, Mr. Clein was appointed Chief Executive Officer of each of PMR's subsidiaries including, Collaborative Care Corporation, and became a director of Collaborative Care Corporation. All directors of PMR, including Mr. Niglio and Mr. Hill, have options to purchase shares of PMR's Common Stock. See "Executive Compensation -- Outside Directors' Non-Qualified Stock Option Plan of 1992" and "1997 Equity Incentive Plan."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GRANT OF OPTIONS TO CERTAIN DIRECTORS AND EXECUTIVE OFFICERS

         Directors and members of management of PMR have been granted options to purchase PMR Common Stock. See "Executive Compensation -- Outside Directors' Non-Qualified Stock Option Plan of 1992," "1997 Equity Incentive Plan of 1997," "Option Grants in Last Fiscal Year." On September 8, 1998, the Board granted Daniel Frank options covering 250,000 shares of PMR Common Stock under the 1997 Equity Incentive Plan, at an exercise price per share of $6.625. In addition, on December 3, 1998, the Board of Directors granted each of Fred Furman, Mark Clein and Susan Erskine a stock option to purchase 100,000 shares of common stock at an exercise price of $7.125 per share (the closing price of PMR's common stock on the date of grant). On August 25, 1999, the Board granted Mark Clein a stock option to purchase 150,000 shares of common stock at an exercise price of $3.1875 per share (the closing price of PMR's common stock on the date of the grant) in connection with his employment as Chief Executive Officer. The stock options described above will vest and become exercisable upon the earlier of the achievement of certain performance-based vesting criteria or seven years.

REPRICING OF CERTAIN INCENTIVE STOCK OPTIONS.

         In December 1998, following a sustained drop in the price of PMR's stock, and after reviewing the matter and consulting with PMR's independent compensation consultant, the Committee recommended and the Board approved that PMR offer to all executive officers and directors holding stock options with exercise prices greater than $8.00 per share the opportunity to amend the exercise prices of such options to an exercise price that is more meaningful in relation to the then current fair market value of PMR's common stock, conditioned upon their agreement to a twelve (12) month period of non-exercisability of such stock options. Of those stock options, options for Allen Tepper, Mark Clein, Susan Erskine, Fred Furman and Daniel Frank were repriced, as follows: for Mr. Tepper, options for 47,355 shares were repriced with an exercise price of $8.00 per share and options for another 47,355 shares were repriced with an exercise price of $10.00 per share; for Mr. Clein, options for 13,860 shares were repriced with an exercise price of $8.00 per share and options for another 13,860 shares were repriced with an exercise price of $10.00 per share; for Ms. Erskine, options for 27,225 shares were repriced with an exercise price of $8.00 per share and options for another 27,225 shares were repriced with an exercise price of $10.00 per share; for Mr. Furman, options for 30,597 shares were repriced with an exercise price of $8.00 per share and options for another 30,597 shares were repriced with an exercise price of $10.00 per share; and for Mr. Frank, options for 7,500 shares were repriced with an exercise price of $8.00 per share and options for another 7,500 shares were repriced with an exercise price of $10.00 per share. The fair market value of PMR Common Stock at the time of the repricing was $7.50 per share. In addition, in December 1998, the Committee recommended and the Board approved that PMR offer to certain eligible non-officer, non-director employees of PMR holding stock options with exercise prices greater than $7.00 per share the opportunity to amend the exercise prices of such options to an exercise price of $7.00 per share (the closing price of PMR's Stock on the Nasdaq National Mark on the date of the grant), conditioned upon their agreement to a twelve (12) month period of non-exercisability of such stock options. In recommending the above option repricing, the Committee and the Board were primarily motivated by a desire to preserve PMR's talented management and employee base in light of the loss of incentive value represented by stock options with considerably higher exercise prices than the prevailing stock price and the intensely competitive environment for qualified employees and executives. See "Option Repricing Information" and "Executive Compensation - Outside Directors' Non-Qualified Stock Option Plan of 1992."









                                      16.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

         The following graph and table show


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG OUR CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX




                              [PERFORMANCE GRAPH]




Fiscal Year                               4/94         4/95        4/96         4/97         4/98        4/99
PMR Corporation                          $100.00       $61.00     $156.00      $318.00     $240.00      $ 69.00
Nasdaq Stock Market (U.S.)               $100.00      $116.00     $166.00      $175.00     $262.00      $356.00
Nasdaq Health Services                   $100.00      $102.00     $159.00      $123.00     $155.00      $113.00





--------------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of PMR under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
















                                      17.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.



                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        ______________________________________
                                        Mark P. Clein
                                        Chief Executive Officer




August 27, 1999

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CHIEF EXECUTIVE OFFICER, PMR CORPORATION, 501 WASHINGTON STREET, 5TH FLOOR, SAN DIEGO, CALIFORNIA 92103.






















                                      18.

                                PMR CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE ANNUAL MEETING OF STOCKHOLDERS -- TO BE HELD ON OCTOBER 21, 1999

   The undersigned hereby appoints Mark P. Clein and Susan Erskine, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of PMR Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PMR Corporation to be held at PMR's offices at 501 Washington Street, 5th Floor, San Diego, California, on Thursday, October 21, 1999 at 10:00 o'clock a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED, FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

   MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

   PROPOSAL 1: To elect three directors to hold office until the 2002 Annual Meeting of Stockholders.

    [ ] FOR all nominees listed below (except as marked to the   [ ] WITHHOLD AUTHORITY to vote for all nominees listed
        contrary below)                                              below.

   NOMINEES: Allen Tepper, Charles C. McGettigan and Mark P. Clein.

   TO WITHHOLD AUTHORITY TO VOTE FOR ABOVE-NAMED NOMINEE(S) WRITE NOMINEE(S)' NAME(S) BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                       (Continued on other side)

   MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

   PROPOSAL 2: To ratify selection of Ernst & Young LLP as independent auditors of PMR for its fiscal year ending April 30, 2000.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                                                 Dated

                                                 -------------------------------

                                                 -------------------------------
                                                          Signature(s)

                                                 Please sign exactly as your
                                                 name appears hereon. If the
                                                 stock is registered in the
                                                 names of two or more persons,
                                                 each should sign. Executors,
                                                 administrators, trustees,
                                                 guardians and attorneys-in-fact
                                                 should add their titles. If
                                                 signer is a corporation, please
                                                 give full corporate name and
                                                 have a duly authorized officer
                                                 sign, stating title. If signer
                                                 is a partnership, please sign
                                                 in partnership name by
                                                 authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.